Business Wire
June 24, 2005 08:50 AM US Eastern Timezone

Interchange Financial Services Corporation and Franklin Bank Announce Merger Agreement

SADDLE BROOK, N.J.--(BUSINESS WIRE)--June 24, 2005--Interchange Financial Services Corporation (NASDAQ:IFCJ) and Franklin Bank announced today that they have entered into a definitive agreement in which Interchange Financial Services Corporation ("Interchange") will acquire Franklin Bank ("Franklin") in a transaction valued at $24.8 million based on Interchange's closing stock price as of June 23, 2005. The acquisition of Franklin will be accomplished through a merger of Franklin with and into Interchange Bank, a wholly-owned subsidiary of Interchange. Interchange's acquisition of Franklin represents Interchange's first expansion into counties contiguous with Bergen County, Interchange's primary market area, and is intended to further enhance Interchange's presence in northern New Jersey.

"Franklin allows us to spring-board into Essex County and provides us with a loyal customer and employee base," stated Anthony Abbate, president and CEO of Interchange. "Just as important, four directors have agreed to serve on the Essex County Advisory Board which we will establish to assist in growing our franchise in the adjacent markets."

"This acquisition fits neatly into our strategic plan and we believe it will allow us, with the assistance of the Essex County Advisory Board, to replicate our Bergen County success," Abbate added, "Franklin Bank began operations in 2000 and was profitable by 2003 due to its sound banking fundamentals and dedication to providing exceptional customer service."

"Interchange is an outstanding business partner for Franklin Bank," explained Salvatore Cocco Jr., Chairman of the Board of Franklin Bank. "It was important for us not only to provide competitive value for our shareholders, but also to affiliate with a community bank that believes in the same standards of service excellence that we have delivered. This transaction will provide our customers with greater flexibility and more banking locations to service their business." President & CEO Tom Lupo added, "We believe our combination with Interchange will only enhance future prospects for our current and future customers and the communities we serve."

Under the terms of the agreement, the total consideration to be received by Franklin shareholders in the merger is fixed at 1,323,575 shares of the common stock of Interchange. Based on the price of $17.80 for Interchange common stock prior to today's announcement, the transaction represents total consideration of approximately $24.8 million, including approximately $1.2 million for the cash payment for option holders. The definitive agreement provides each Franklin shareholder will receive 1.2264 Interchange shares for each Franklin share, subject to adjustments, equating to approximately $21.83 for each share of Franklin common stock held at closing, based upon the closing price of June 23, 2005. The total consideration value at closing may increase or decrease depending upon the average per share price of Interchange common stock for a ten-day period prior to closing.

Interchange expects to realize cost savings equal to approximately 35% of Franklin's annual non-interest expenses in the first full year of combined operations. The transaction is expected to be accretive to Interchange's earnings in the first year of combined operations. The transaction has been approved by the Board of Directors of both companies and is expected to be completed before the end of the year. The consummation of the acquisition is conditioned upon, among other things, the receipt of all necessary regulatory approvals and the approval of

Franklin's shareholders. Each of the directors of Franklin, who hold in the aggregate approximately 37.6% of the fully-diluted outstanding shares, has agreed to vote in favor of the acquisition.

About Interchange Bank

Headquartered in Saddle Brook, NJ, Interchange Bank is one of Bergen County's largest independent commercial banks and a wholly owned subsidiary of Interchange Financial Services Corporation (NASDAQ:IFCJ). A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered by ICBA Financial Services, through the Bank's investment department. With $1.5 billion in assets and 29 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small-and-middle market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

About Franklin Bank

Franklin is a New Jersey state bank which conducts traditional commercial banking business, accepting deposits from the general public, including individuals, businesses, non-profit organizations and governmental units. Franklin originates commercial loans, consumer loans and both residential and commercial real estate loans. As of March 31, 2005, Franklin Bank had total assets of approximately $81.0 million. Franklin is headquartered in Nutley, Essex County, New Jersey.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of the acquisition of Franklin by Interchange, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to Interchange's and Franklin's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. These statements are based upon the current beliefs and expectations of Interchange's and Franklin's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of Interchange and Franklin will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of Franklin's stockholders to approve the transaction; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause Interchange's results to differ materially from those described in the forward-looking statements can be found in Interchange's (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current
Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Interchange or Franklin or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Interchange and Franklin do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The proposed transaction will be submitted to Franklin's stockholders for their consideration, and Interchange will file with the SEC a registration statement on form S-4, which will include a proxy statement of Franklin and a prospectus of Interchange, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Interchange and Franklin, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Franklin Bank, Corporate Secretary, 277 Franklin Avenue, Nutley, New Jersey 07110 (973-667-9595).

Interchange and Franklin, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Franklin in connection with the merger. Information about the directors and executive officers of Interchange and their ownership of Interchange common stock is set forth in the proxy statement, dated March 30, 2005, for Interchange's 2005 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.


Keating & Co.
Vicki Banner, 973-666-1100
vbanner@keating.com